EXHIBIT 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Savings Plan for Graham Holdings Company

We hereby consent to the incorporation by reference in the Registration Statement No. 333-276044 on Form S8 of Graham Holdings Company of our report dated October 4, 2024, relating to the financial statements of The Savings Plan for Graham Holdings Company as of December 31, 2023 appearing in this Annual Report on Form 11-K for the year ended December 31, 2024.

/s/ Johnson Lambert LLP

Vienna, Virginia
June 27, 2025